UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

August 14, 2006

GENESIS MICROCHIP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33477	77-0584301
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2150 Gold Street

Alviso, California 95002

(Address of principal executive offices, including zip code)

(408) 262-6599

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 14, 2006, Genesis Microchip Inc. (the “Registrant” or “Company”) entered into a Amendment to Change of Control Severance Agreement with Anders Frisk, the Company’s Executive Vice President (the “Amendment”).

Pursuant to the Amendment, in the event that Mr. Frisk’s employment with the Company terminates as a result of an Involuntary Termination (as such term is defined in the Amendment) prior to July 31, 2007, and Mr. Frisk signs and does not revoke a release of claims, Mr. Frisk is entitled to severance benefits in the form of base salary from the date of termination to July 31, 2007, and the same level of Company-paid health coverage and benefits.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to such document which is filed hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to Change of Control Severance Agreement between Genesis Microchip Inc. and Anders Frisk, dated August 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS MICROCHIP INC.

Date: August 17, 2006	By:	/s/ Ava Hahn
	Name:	Ava Hahn
	Title:	Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document
10.1	Amendment to Change of Control Severance Agreement between Genesis Microchip Inc. and Anders Frisk, dated August 14, 2006.